                                                                    Exhibit 4(d)

                                                                [CONFORMED COPY]



                                AMENDMENT NO. 1
                   TO AMENDED AND RESTATED CREDIT AGREEMENT



          AMENDMENT dated as of December 6, 1995 among J.C. PENNEY COMPANY, INC. and J.C. PENNEY FUNDING CORPORATION (the "Borrowers"), the LENDERS listed on the signature pages hereof (the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent for the Lenders (the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, BANKERS TRUST COMPANY, CHEMICAL BANK, CREDIT SUISSE and NATIONSBANK OF TEXAS, N.A., as Co-Agents (the "Co-Agents").


                             W I T N E S S E T H :


          WHEREAS, the parties hereto have heretofore entered into a 364-Day Revolving Credit Agreement dated as of December 16, 1993, as Amended and Restated as of December 7, 1994 (the "Agreement"); and

          WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions; References.  Unless otherwise specifically
                      -----------------------
defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          SECTION 2.  Amendment of Section 1.01 of the Agreement.  Section 1.01
                      ------------------------------------------
of the Agreement is amended:

          (a) by adding the following definitions in the appropriate alphabetical position:

          "Available Commitment" shall mean an amount at any date equal to the
           --------------------
          lesser of (a) the Total Commitment and (b) (i) for the period from and including February 1 of any calendar year to and including July 31 of any calendar year, $1,000,000,000, and (ii) for the period from and including August 1 of any calendar year to and including January 31 of the next calendar year, $1,000,000,000 or such greater amount as the Borrowers shall elect in accordance with Section 2.21.

          "Seasonal Availability Period" shall mean the period from and
           ----------------------------
          including August 1 of any calendar year to and including January 31 of the next calendar year.

          (b) by replacing the definition of Facility Fee Percentage with the following new definition:

          "Facility Fee Percentage" shall mean 0.0500%.
           -----------------------

          (c) by replacing the definition of "Standby Margin" with the following new definition:

          "Standby Margin" shall mean on any date with respect to each Standby
           --------------
          Loan made as part of any ABR Borrowing, 0, and with respect to each Standby Loan made as part of any Eurodollar Standby Borrowing, 0.1750%.

          (d) by replacing the date "December 6, 1995" with the date "December 4, 1996" in the definition of Maturity Date; and

          (e)  by adding the words "or increased from time to time pursuant to
     Section 2.22" immediately following the number "2.11" in the definition of Commitment.

          SECTION 3.  Amendment of Article II of the Agreement.  Article II of
                      ----------------------------------------
the Agreement is amended:

          (a) by adding immediately after the words "Section 2.11" in
     Section 2.01 the words "and increased from time to time pursuant to
     Section 2.22";

          (b) by replacing the words "Total Commitment" with the words "Available Commitment" in the (i) twelfth and twentieth lines of
     Section 2.01, (ii) in the fifteenth and last lines of Section 2.02(a) and in the last line of Section 2.03(h);

          (c) by amending the first sentence of Section 2.06(a) to read in full as follows:

          The Borrowers agree, jointly and severally, to pay to the Agent for the account of the Lenders ratably in proportion to their Commitments on each March 31, June 30, September 30 and December 31 and on the date on which the Commitments of the Lenders shall be terminated as provided herein, a facility fee (a "Facility Fee") at a rate per annum equal to the Facility Fee Percentage on the Available Commitment, whether used or unused.

          (d)  by adding the following new section 2.21:

          Section 2.21  Changes in the Available Commitment.
                        -----------------------------------

     During any Seasonal Availability Period the Borrowers may increase or reduce the Available Commitment in multiples of $100,000,000 upon three Business Days' notice to the Agent in the case of an increase and upon five Business Days' notice to the Agent in the case of a reduction; provided
                                                                    --------
     that any such changes are consistent with the definition of Available Commitment in Section 1.01; and provided further that there will be no more
                                     -------- -------
     than three increases and three reductions during any Seasonal Availability Period.

          (e)  by adding the following Section 2.22:

          SECTION 2.22.  Optional Increase in Commitments.
                         --------------------------------

          At any time, if no Event of Default or Default shall have occurred and be continuing, the Borrowers may, if they so elect in their sole discretion, increase the Total Commitment, either by designating a person not theretofore a Lender to become a Lender or by agreeing with an existing Lender that such Lender's Commitment shall be increased. Upon execution and delivery by the Borrowers and such Lender or other person of an instrument of assumption in form reasonably satisfactory to the Agent, such existing Lender shall have a Commitment as therein set forth or such other person shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; provided:
     --------

               (i) that the Borrowers shall provide prompt notice of such increase to the Agent, who shall promptly notify the other Lenders;

              (ii) that the Commitment of any Lender does not exceed 10% of the Total Commitment after such increase; and

             (iii) that the amount of such increase, together with all other increases in Commitments pursuant to this Section 2.22 since the date of this Agreement, does not exceed $375,000,000.

          SECTION 4.  Confirmation of Guaranty.  J.C.Penney Company, Inc.
                      ------------------------
confirms that its subordinated Guaranty of the obligations of J.C. Penney Funding Corporation dated as of December 7, 1994 shall apply to the obligations of J.C. Penney Funding Corporation under the Agreement as amended hereby.

          SECTION 5.  New Lenders; Changes in Commitments.  With effect from and
                      -----------------------------------
including the date this Amendment becomes effective in accordance with Section 7 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement shall become a Lender party to the Agreement and (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.11 of the Agreement. Any Lender whose Commitment is changed to zero shall upon such effectiveness cease to be a Lender party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Lender shall be due and payable on such date; provided that the provisions of Section 9.05 of the Agreement shall continue to inure to the benefit of each such Lender.

          SECTION 6.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 7.  Counterparts; Conditions to Effectiveness.  This Amendment
                      -----------------------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received:

          (a) duly executed counterparts hereof signed by the Borrowers and all of the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) a favorable written opinion of Charles R. Lotter, General Counsel for the Borrowers, dated the date hereof and addressed to the Lenders, to the effect set forth in Exhibit A hereto, and the Borrowers hereby instruct such counsel to deliver such opinion to the Agent;

          (c) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that the representations and warranties set forth in Article III of the Agreement shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

          (d) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that on such date, no Event of Default or Default shall have occurred and be continuing;

          (e) for its own account all fees due and payable to it and in such amounts as have been previously agreed upon in writing between the Borrowers and the Agent in connection with the Credit Agreement as amended hereunder; and

          (f) (i) a certificate of the Secretary or Assistant Secretary of each Borrower, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Agreement as hereby amended and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (B) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Borrower and
     (ii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                              J.C. PENNEY COMPANY, INC.


                              By /s/ Leo A. Gispanski
                                 -----------------------
                                 Title: Vice President &
                                         Treasurer



                              J.C. PENNEY FUNDING
                                CORPORATION


                              By /s/ Don McKay
                                 -----------------------
                                 Title: Chairman of the
                                        Board


Commitments:
- -----------
$100,000,000                  MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, individually
                                and as Agent


                              By /s/ Stephen B. King
                                 --------------------------
                                 Title: Vice President



$63,750,000                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, individually and as Co-Agent


                              By /s/ Jody B. Schneider
                                 ---------------------------
                                 Title: Vice President



$63,750,000                   BANKERS TRUST COMPANY,
                              individually and as Co-Agent


                              By /s/ Kathleen A. Judge
                                 --------------------------
                                 Title: Vice President

$63,750,000                   CHEMICAL BANK, individually
                              and as Co-Agent


                              By /s/ Neil R. Boylan
                                 --------------------------
                                 Title: Vice President


$63,750,000                   CREDIT SUISSE, individually
                              and as Co-Agent


                              By /s/ Stephen N. Flynn
                                 --------------------------
                                 Title:  Member of Senior
                                         Management


                              By /s/ Marilou Palenzuela
                                 -------------------------
                                 Title: Member of Senior
                                        Management



$63,750,000                   NATIONSBANK OF TEXAS, N.A.,
                              individually and as Co-Agent


                              By /s/ Steven A. Deily
                                 -------------------------
                                 Title: Senior Vice
                                        President



$31,250,000                   ABN AMRO BANK N.V.


                              By /s/ Laurie Tuzo
                                 --------------------------
                                 Title: Vice President



$31,250,000                   THE FIRST NATIONAL BANK
                                OF BOSTON


                              By /s/ Bethann R. Halligan
                                 -------------------------
                                 Title: Vice President

$17,500,000                   BANK OF HAWAII


                              By /s/ Joseph T. Donaldson
                                 -------------------------
                                 Title: Vice President



$31,250,000                   THE BANK OF NEW YORK


                              By /s/ Charlotte Sohn
                                 -----------------------
                                 Title: Vice President



$20,000,000                   THE BANK OF TOKYO, LTD.


                              By /s/ John M. Mearns
                                 -------------------------
                                 Title: Vice President



$20,000,000                   BANK ONE TEXAS, N.A.


                              By /s/ Scott Rhea
                                 -------------------------
                                 Title: Assistant Vice
                                        President



$25,000,000                   BANQUE NATIONALE DE PARIS


                              By /s/ Henry F. Setina
                                 -------------------------
                                 Title: Vice President



$40,000,000                   CITIBANK, N.A.


                              By /s/ Robert A. Snell
                                 --------------------------
                                 Title: Vice President

$31,250,000                   CREDIT LYONNAIS NEW YORK
                              BRANCH


                              By /s/ Robert Ivosevich
                                 ---------------------------
                                 Title: Senior Vice
                                        President



$40,000,000                   DAI-ICHI KANGYO BANK, LTD.


                              By /s/ Mitsuaki Yamazaki
                                 --------------------------
                                 Title: Assistant Vice
                                        President



$31,250,000                   DEUTSCHE BANK AG, NEW YORK
                              AND/OR CAYMAN ISLANDS BRANCH


                              By /s/ David H. Kahn
                                 -------------------------
                                 Title: Assistant Vice
                                        President


                              By /s/ Hans-Josef Thiele
                                 --------------------------
                                 Title: Vice President



$40,000,000                   FIRST INTERSTATE BANK
                                OF CALIFORNIA


                              By /s/ William J. Baird
                                 --------------------------
                                 Title: Senior Vice
                                        President



$40,000,000                   THE FIRST NATIONAL BANK
                                OF CHICAGO


                              By /s/ Catherine V. Frank
                                 ---------------------------
                                 Title: Assistant Vice
                                        President

 $12,500,000                  FIRST SECURITY BANK
                                OF UTAH, N.A.


                              By /s/ Judy Callister
                                 -------------------------
                                 Title: Vice President



$31,250,000                   FIRST UNION NATIONAL BANK
                                OF NORTH CAROLINA


                              By /s/ Mark M. Harden
                                 --------------------------
                                 Title: Vice President



$17,500,000                   FIRSTAR BANK MILWAUKEE, N.A.


                              By /s/ Timothy W. Somers
                                 -------------------------
                                 Title: Vice President



$40,000,000                   THE FUJI BANK, LTD.


                              By /s/ David L. Kelley
                                 --------------------------
                                 Title: Vice President



$40,000,000                   THE INDUSTRIAL BANK
                                OF JAPAN TRUST COMPANY


                              By /s/ J. Kenneth Biegen
                                 --------------------------
                                 Title: Senior Vice
                                        President


$25,000,000                   INSTITUTO BANCARIO
                                SAN PAOLO DI TORINO
                                SPA-NEW YORK


                              By /s/ Robert Wurster
                                 -------------------------
                                 Title: First Vice President

                               By /s/ Gerard M. McKenna
                                  -------------------------
                                  Title: Vice President



$25,000,000                   THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED


                              By /s/ John J. Sullivan
                                 --------------------------
                                 Title: Joint General
                                        Manager



$40,000,000                   MELLON BANK, N.A.


                              By /s/ Marc T. Kennedy
                                 --------------------------
                                 Title: Assistant Vice
                                        President



$20,000,000                   THE MITSUBISHI BANK, LTD.


                              By /s/ Takeshi Yokokawa
                                 -------------------------
                                 Title: Joint General
                                        Manager



$0                            NATIONAL WESTMINSTER BANK PLC


                              BY /s/ Ernest V. Hodge
                                 --------------------------
                                 Title: Vice President


$25,000,000                   THE NORTHERN TRUST COMPANY


                              By /s/ Martin G. Alston
                                 -------------------------
                                 Title: Vice President

 $25,000,000                  NORWEST BANK MINNESOTA, N.A.


                              By /s/ Alan R. Thometz
                                 -------------------------
                                 Title: Vice President



$40,000,000                   PNC BANK, N.A.


                              By /s/ Gregory Gaschler
                                 -------------------------
                                 Title: Vice President



$40,000,000                   ROYAL BANK OF CANADA


                              By /s/ J. D. Frost
                                 ------------------------
                                 Title: Senior Manager



$40,000,000                   THE SANWA BANK LTD.


                              By /s/ Robert S. Smith
                                 ------------------------
                                 Title: Assistant Vice
                                        President



$31,250,000                   SOCIETE GENERALE


                              By /s/ Louis P. Laville, III
                                 --------------------------
                                 Title: Vice President



$40,000,000                   THE SUMITOMO BANK, LTD.


                              By /s/ Harumitsu Seki
                                 --------------------------
                                 Title: General Manager

$40,000,000                   SUNBANK, N.A.


                              By /s/ J. Carol Doyle
                                 --------------------------
                                 Title: Senior Vice
                                        President



$25,000,000                   SWISS BANK CORPORATION


                              By /s/ Sheila C. Weimer
                                 -------------------------
                                 Title: Associate Director


                              by /s/ William A. McDonnell
                                 -------------------------
                                 Title: Associate Director
                                         Merchant Banking



$40,000,000                   UNION BANK OF SWITZERLAND


                              By /s/ Dan O. Boyle
                                 -------------------------
                                 Title: Vice President


                              By /s/ George Kubove
                                 -------------------------
                                 Title: Vice President



$20,000,000                   UNITED MISSOURI BANK, N.A.


                              By /s/ Walter Beck
                                 -------------------------
                                 Title: Executive Vice
                                        President



$25,000,000                   UNITED STATES NATIONAL
                                BANK OF OREGON


                              By /s/ Blake R. Howells
                                 -------------------------
                                 Title: Vice President

 $40,000,000                  WACHOVIA BANK
                                OF GEORGIA, N.A.



                              By /s/ Douglas L. Williams
                                 ---------------------------
                                Title: Senior Vice
                                       President-Group
                                       Executive



Total Commitments:
- -----------------

$1,500,000,000
 =============

                                                                       EXHIBIT A
                                                                       ---------


                                                   Charles R. Lotter
                                                   Executive Vice President
                                                   Secretary and General Counsel


                                                              December ___, 1995



Each of the lenders referred to below

Re:  Revolving Credit Agreement of
     J.C. Penney Company, Inc. and
     J.C. Penney Funding Corporation
     -------------------------------

Dear Sirs:

          As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"; together with JCPenney, "Borrowers"), I have been asked to render an opinion in connection with the 364-Day Revolving Credit Agreement dated as of December 16, 1993, as amended and restated with new Lenders as of December 7, 1994 and as amended by Amendment No. 1 with new Lenders as of December 6, 1995 (the "Agreement"), among the Borrowers, Morgan Guaranty Trust Company of New York ("Agent"), the lenders listed on the signature pages of Amendment No. 1 (the "Lenders"), and Bankers Trust Company, Chemical Bank, and Credit Suisse ("Co-Agents").

          In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Agreement, the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed with your consent the genuineness of all signatures (other than the signatures of the Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Agreement and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Agreement.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

          2. The execution, delivery and performance by the Borrowers of the Agreement and the Borrowings by the Borrowers under the Agreement (i) are within the corporate power of each of the Borrowers; (ii) have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation; as amended, Funding's Certificate of Incorporation; as amended, or either of the Borrower's by-laws; (iv) to the best of my knowledge do not violate any material law, statute, rule or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material borrowing indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers other than any Lien created by the Agreement; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

          3. The Agreement has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5. To the best of my knowledge after due inquiry, except as set forth in Schedule 3.09 of the Agreement, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding
(i) which involves the Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

          6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms.

          The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii) and (iii) of paragraph 2. The other opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. The opinion is furnished to you in connection with the transactions contemplated by the Agreement, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.

                                                 Very truly yours,



                                                 Charles R. Lotter


                                       3